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                                                                      EXHIBIT 21
                                                                      ----------


                                                             STATE OF
                                                         INCORPORATION OR
SUBSIDIARY NAME                                            ORGANIZATION
---------------                                   --------------------------

SCP Nevada Holdings 1 Incorporated                          Nevada
SCP Utah Holdings 1 Incorporated                            Utah
SCP Utah Holdings 2 Incorporated                            Utah
PTR - California Holdings (1) Incorporated                  Maryland
PTR - California Holdings (2) Incorporated                  Maryland
Las Flores Development Company                              Texas
PTR Holdings (Texas) Incorporated                           Texas
PTR Multifamily Incorporated                                Delaware
PTR - New Mexico (1) Incorporated                           Delaware
SCG Realty Services Incorporated                            Delaware
PTR - California Holdings (3) Incorporated                  Delaware
PTR - Multifamily Holdings Incorporated                     Delaware
PTR - Texas Holdings (1) Incorporated                       Delaware
SCP Utah Holdings (4) Incorporated                          Utah
SCP Utah Holdings (5) Incorporated                          Utah
Spectrum Apartment Locators, Inc.                           Texas
PTR Development Services Incorporated                       Delaware
Archstone Financial Services, Inc.                          Delaware